UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2018

REDWOOD MORTGAGE INVESTORS IX, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55601	26-3541068
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Bovet Road, Suite 520 San Mateo, CA	94402-3191
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 365-5341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 27, 2018 Redwood Mortgage Investors IX, LLC (“we” or “our”) closed on the sale of loans comprising approximately 20% of our loan portfolio (the “loans”) to an unaffiliated bank (the “Acquiror”) pursuant to an Asset Sale Agreement dated June 27, 2018 (the “Asset Sale Agreement”). The Asset Sale Agreement contains customary representations, warranties, and covenants. The loans represented principal of $14,065,638 and interest owing of $82,027. The mortgage servicing rights were released to the Acquiror. The loans sold are secured by property located in the California counties of San Mateo, Sacramento, Contra Costa, San Bernardino, Alameda, Orange, San Francisco, Santa Clara, Sonoma, and San Joaquin. The transaction is the first of a planned ongoing program of loan sales to be undertaken, and was arranged by a third party unaffiliated national firm engaged by our manager, Redwood Mortgage Corp. The transaction generated an immaterial gain net of expenses in our June results.

We disclosed in our prospectus that we would engage in loan sales only when the dollar amount of pending loan applications meeting our investment criteria exceeded the capital available to lend. When we began negotiating the sale of the loans, we believed pending loan applications meeting our investment criteria would exceed the capital available to lend at closing based on loan application activity when we began negotiations with the Acquiror. Further, on the date of the sale of the loans, pending loan applications meeting our investment criteria exceeded capital available to lend. As this transaction occurred near the quarter end, we believe the loans to be funded in the place of the sold Loans will be funded in the third quarter of 2018 from applications then in the loan pipeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MORTGAGE INVESTORS IX, LLC

By:	Redwood Mortgage Corp., Manager

	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
	Title:	President, Secretary and Treasurer

Date: July 2, 2018